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PROMISSORY NOTE
$9,765,000.00                           Dated: June 30,1998
FOR VALUE RECEIVED, the undersigned, COOPER GEORGE PARTNERS LIMITED PARTNERSHIP, a Washington limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of
DEUTSCHE BANK AG, NEW YORK BRANCH or its registered assigns (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of NINE MILLION SEVEN HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS ($9,765,000.00) owing to the Lender by Borrower pursuant to the Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among Borrower and the
Lender on the dates and in the amounts specified in the
Credit Agreement.
Borrower promises to pay to Lender or its registered assigns interest on the unpaid principal amount of the Loan from the date of the Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to Deutsche Bank AG, New York Branch, as Lender, at Lender s Account, in same day funds. This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement. The
Credit Agreement, among other things, (i) provides for the making of a single advance (the "Loan") by the Lender to Borrower in an aggregate amount not to exceed the U.S.
dollar amount first above mentioned, the indebtedness of Borrower resulting from such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of
Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.
All parties now and hereafter liable with respect to this Promissory Note hereby waive presentment, demand, protest and all other notices of any kind.
[SIGNATURE PAGE TO FOLLOW)
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This Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of
Washington.
PLEASE BE ADVISED THAT ORAL AGREEMENTS OR
ORAL COMMITMENTS TO LOAN MONEY, EXTEND
CREDIT OR FORBEAR FROM ENFORCING
REPAYMENT OF A DEBT ARE NOT ENFORCEABLE
UNDER WASHINGTON LAW.
COOPER GEORGE PARTNERS LIMITED PARTNERSHIP,
a Washington limited partnership
By: Columbia Pacific Master Fund 98 General Partnership, a Washington general partnership
By: Columbia Pacific Growth Fund 98 Limited Partnership, a Washington limited partnership, its partner
By: B.F. Limited Partnership, a Washington limited partnership, its general partner
By: Columbia Pacific Group, Inc., a Washington corporation,
its general partner
By:  /s/:  Daniel R. Baty
Name: Daniel R. Baty
Title: President

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Recording Requested By And When Recorded Mail To:
Timothy G. Little, Esq.
Shearman & Sterling
599 Lexington Avenue
New York, New York 10022

DEED OF TRUST, TRURT INDENTURE, ASSIGNMENT, ASSIGNMENT OF
RENTS, SECURITY AGREEMENT, INCLUDING FIXTURES, FIXTURE
FILING AND FINANCING STATEMENT
Grantor (Borrower): Cooper George Partners Limited
Partnership
Grantee (Lender): Deutsche Bank AG
Grantee (Trustee): Chicago Title Insurance Company
Legal Description (abbreviated):Part of Block B, Amended
Plat of Blocks A and B of Second Addition to the Railroad
Addition to Spokane Falls (now Spokane), according to Plat
Recorded in Volume A of Plats, Page 10, in the City of
Spokane, Spokane County, Washington, more particularly described in Exhibit A attached hereto.
Assessor's Tax Parcel ID# 35192.522l